EXHIBIT 99.1

Mpower Holding Announces First Quarter 2005 Results;
Reports Double Digit Revenue Growth

ROCHESTER, NY - May 5, 2005 - Mpower Holding Corporation (AMEX: MPE), the parent company of Mpower Communications Corp., a leading provider of data and voice services to retail and wholesale business customers, today announced results of its operations for the first quarter ended March 31, 2005.

“This quarter we are pleased to report outstanding revenue growth for Mpower, which we can attribute to two significant points - the integration of ICG Communications' California business as well as double digit growth in Mpower’s pre-ICG core customer revenue,” stated Mpower Chairman and Chief Executive Officer Rolla P. Huff. “In addition to higher-end sales through our direct sales force, this top line growth also reflects substantial revenue increases in our alternate distribution channels including telemarketing and the agent channel. Leveraging multiple distribution channels to load revenue onto our facilities-based network continues to yield a positive impact on our operating results. This quarter Mpower delivered record Adjusted EBITDA, our seventh consecutive quarter of positive Adjusted EBITDA results and our fifth consecutive quarter of increased year-over-year core customer growth rates.”

Mpower’s first quarter 2005 operating revenue was $47.7 million, a 26% increase over the fourth quarter of 2004, and a 28% increase over the first quarter of 2004. Core customer revenue, or revenue from the sale of data and voice services, was $44.1 million in the first quarter of 2005, growing 26% over the fourth quarter of 2004 and 34% over the first quarter of 2004. The integration of ICG’s California business accounted for $7.7 million of core revenue and $0.6 million of switched access revenue in the first quarter.

Adjusted gross margin from continuing operations was $25.9 million or 54.2% of revenue in the first quarter of 2005, improving 26% over the fourth quarter of 2004 and 25% over the first quarter of 2004. Adjusted gross margin is calculated as gross margin excluding depreciation and amortization expense related to the cost of operating revenues. Gross margin, which includes depreciation and amortization, was $22.4 million in the first quarter of 2005, compared to $18.5 million in the fourth quarter of 2004 and $18.8 million in the first quarter of 2004.

Mpower’s selling, general and administrative (SG&A) expenses from continuing operations, excluding depreciation and amortization, were $22.7 million in the first quarter of 2005, 16% higher than the fourth quarter of 2004 and up 29% from the first quarter of 2004. Mpower’s reported SG&A includes $0.9 million of incremental transition expenses related to the ICG California assets and $0.1 million of agent selling expense-warrants, both of which are excluded from Adjusted EBITDA.

With positive Adjusted EBITDA of $4.2 million in the first quarter of 2005, Mpower reported its seventh consecutive quarter of positive Adjusted EBITDA results, growing Adjusted EBITDA 180% over the fourth quarter of 2004 and an increase of 30% over the first quarter of 2004.

The company’s loss from operations was $2.4 million in the first quarter of 2005, as compared to a $2.8 million loss in the fourth quarter of 2004, and a $0.5 million loss in the first quarter of 2004. First quarter 2005 net income was $3.8 million, compared to a $2.4 million net loss in the fourth quarter of 2004 and a $0.3 million net loss in the first quarter of 2004. Net income in the first quarter was positively impacted by the non-recurring receipt of an approximately $7.7 million lease termination payment in February 2005 to compensate the company for the relocation of its Las Vegas switch site over the next year. Net of certain transaction costs, $7.2 million of this is recorded in Other Income. The company expects to utilize this cash to move the switch and related equipment and invest in related network enhancements in Las Vegas, and as a result is increasing its capital expenditure guidance by $7 million in 2005 and $1 million in 2006 as outlined below.

Mpower’s basic and diluted income per common share from continuing operations was $0.04 in the first quarter of 2005 as compared to a basic and diluted loss per common share of $0.03 in the fourth quarter of 2004 and a $0.01 basic and diluted loss per common share in the first quarter of 2004.

In the first quarter of 2005, capital expenditures were $3.0 million, $0.9 million of which was related to the integration of ICG assets acquired on January 1, 2005. Mpower ended the first quarter of 2005 with approximately $37.8 million in unrestricted cash, cash equivalents and investments available-for-sale, as compared to $37.4 million at the end of the fourth quarter of 2004. The company’s current assets, plus long term investments available-for-sale, less current liabilities, increased by $5.7 million versus the end of last quarter, reflecting the impact of the $7.7 million lease termination payment received during the quarter.

“We are pleased that the customer and network integration of ICG’s California business is on track and still expected to be completed in the third quarter of this year,” added Huff. “We are actively managing a separate wholesale division within Mpower and are excited about the potential our facilities-based network of fiber, switches and collocation facilities can offer these customers. In addition, we recently announced the initial rollout of a broadband fixed wireless network in Las Vegas to complement our existing network and to further our long-term strategy of owning as much of our network as possible and relying on the incumbent phone companies as little as possible.”

Financial Guidance
Mpower today reaffirmed Operating Revenue and Adjusted EBITDA guidance and updated certain other guidance as follows:

	Full Year 2005	Full Year 2006
Operating Revenue	$200-$208 million	$220-$230 million
Adjusted EBITDA	$18-$21 million	$35-$39 million
Capital Expenditures	$17-$21 million	$11-$13 million

Mpower expects to incur transition expenses related to the integration of the ICG assets of $2.3-$3.4 million over the next two quarters, expenses which are not included in the adjusted EBITDA and capital expenditure guidance provided above.

Financial Statements and Reconciliation to GAAP
See the attached Financial Statements and Reconciliation to GAAP, which are an integral part of this press release, for our presentation of the most directly comparable GAAP measures to our use of the non-GAAP financial measures Adjusted Gross Margin and Adjusted EBITDA, which are Gross Margin which includes depreciation and amortization expense, and Net Income (Loss), and a reconciliation of these measures to GAAP.

Company Presentation
A PowerPoint presentation and business model detailing Mpower’s quarterly results and financial projections can be found on the company’s Web site at www.mpowercom.com.

Conference Call and Webcast to Discuss First Quarter 2005 Results
Mpower will host a conference call to discuss the details of its first quarter 2005 financial and operating results. A Webcast of the accompanying PowerPoint presentation can be viewed in conjunction with the conference call by accessing the link below.

Date:	Thursday, May 5, 2005
Time:	10:00 a.m. (Eastern time)
Dial-in Number:	1-800-322-0079
Webcast Link:	http://mpower.econfcall.net/webconference.jsp?refno=6034543
Replay Number:	1-877-519-4471, PIN #5919609
From Thursday, May 5, 2005 at 1:00 p.m. Eastern through Thursday, May 12, 2005 at 5:00 p.m. Eastern

Use of Non-GAAP Financial Information
The SEC has adopted rules (Regulation G) regulating the use of non-GAAP financial measures. Because of Mpower’s use of non-GAAP financial measures, Adjusted Gross Margin and Adjusted EBITDA, to supplement Mpower’s consolidated financial statements presented on a GAAP basis, as well as the use of Adjusted EBITDA in forecasted guidance, Regulation G requires Mpower to include in this press release a presentation of the most directly comparable GAAP measures, which are Gross Margin, which includes depreciation and amortization expense, and Net Income (Loss), and a reconciliation of the measures to GAAP. Mpower has presented a reconciliation of these measures for each of the periods presented above. The non-GAAP measure Adjusted EBITDA provides an enhancement to an overall understanding of Mpower’s past financial performance and prospects for the future as well as useful information to investors because of (i) the historical use by Mpower of Adjusted EBITDA as a performance measurement; (ii) the value of Adjusted EBITDA as a measure of performance before gains, losses or other charges considered to be outside the company’s core business operating results; and (iii) the use of Adjusted EBITDA, or a similar term, by almost all companies in the CLEC sector as a measurement of performance. Mpower has excluded from its presentation of Adjusted EBITDA network optimization costs (which are costs resulting principally from the closure of certain of its markets), incremental transition expenses, stock-based compensation, gains on sales of assets, agent selling expense - warrants, loss on discharge of debt, and other income (expense), income (loss) from discontinued operations because Mpower does not believe that including such items in Adjusted EBITDA provides investors with an appropriate measure of determining Mpower’s performance in its core business. The non-GAAP measure Adjusted Gross Margin provides an enhancement to an overall understanding of Mpower’s past financial performance and prospects for the future as well as useful information to investors because of (i) the historical use by Mpower of this measure as a performance measurement and (ii) the use of a similar calculation by almost all companies in the CLEC sector as a measurement of performance. Adjusted Gross Margin is calculated as gross margin excluding depreciation and amortization expense because Mpower does not believe that including such items in the calculation of Adjusted Gross Margin provides investors with an appropriate measure of analyzing Mpower’s historical financial performance or for comparing other similar companies in the CLEC sector. Mpower’s utilization of non-GAAP measurements is not meant to be considered in isolation or as a substitute for net income (loss), income (loss) from continuing operations, cash flow, gross margin and other measures of financial performance prepared in accordance with GAAP. Adjusted Gross Margin and Adjusted EBITDA are not GAAP measurements and Mpower’s use of them may not be comparable to similarly titled measures employed by other companies in the telecommunications industry.

About Mpower Holding Corporation
Founded in 1996, Mpower Holding Corporation (AMEX:MPE) is the parent company of Mpower Communications, a leading facilities-based broadband communications provider offering a full range of data, telephony, Internet access and network services for retail business and wholesale customers in California, Nevada and Illinois. Further information about the company can be found at www.mpowercom.com.

Forward-Looking Statements
Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Mpower cautions investors that certain statements contained in this press release that state our and/or management’s intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. Management wishes to caution the reader that these forward-looking statements are not historical facts and are only estimates or predictions. Actual results may differ materially from those projected as a result of risks and uncertainties including, but not limited to, our ability to retain ICG customers and to increase revenues from the acquired ICG business, our ability to effectively integrate the ICG business into our operations, unexpected costs of integrating the ICG business into our operations, future sales growth, changes in federal or state telecommunications regulations, market acceptance of our product and service offerings, the liquidity of our common stock, our ability to secure adequate financing or equity capital to fund our operations and network expansion, our ability to manage growth and maintain a high level of customer service, the performance of our network and equipment, our ability to enter into strategic alliances or transactions, the cooperation of incumbent local exchange carriers in provisioning lines and interconnecting our equipment, regulatory approval processes, the effect of regulatory decisions on our access charges and operating costs, changes in technology, price competition, and other market conditions and risks detailed from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information, or otherwise.

Contacts
Mpower Communications Investor Contact: Gregg Clevenger, Chief Financial Officer Telephone: 585-218-6547 Email: gclevenger@mpowercom.com	Mpower Communications Media Contact: Michele Sadwick, Vice President Telephone: 585-218-6542 Email: msadwick@mpowercom.com

FINANCIAL STATEMENTS

	Mpower Holding	Mpower Holding
BALANCE SHEET (amounts in $ thousands)	March 31, 2005	December 31, 2004
Current Assets
Cash and Cash Equivalents	$27,631	$27,327
Investments Available-for-Sale	9,874	8,064
Accounts Receivable, net	13,247	10,140
Other Receivables	5,061	3,164
Prepaid Expenses and Other Current Assets	3,124	3,060
Total Current Assets	58,937	51,755
Property and Equipment, net	61,524	33,012
Long-Term Restricted Cash and Cash Equivalents	9,545	9,515
Long-Term Investments Available-for-Sale	260	2,041
Intangibles, net	11,661	4,367
Other Long-Term Assets	3,062	4,274
Total Assets	$144,989	$104,964

Current Liabilities
Current Maturities of Capital Lease Obligations	$378	$0
Accounts Payable	17,530	20,462
Accrued Sales Tax Payable	2,536	2,190
Accrued Bonus	741	2,508
Deferred Revenue	6,491	5,059
Accrued Other Expenses	14,008	11,756
Total Current Liabilities	41,684	41,975
Long-Term Capital Lease Obligations	19,031	-
Other Long-Term Liabilities	2,177	1,833
Total Liabilities	62,892	43,808
Common Stock	91	79
Additional Paid-in Capital	121,138	104,054
Accumulated Deficit	(39,132)	(42,977)
Total Stockholders' Equity	82,097	61,156
Total Liabilities and Stockholders' Equity	$144,989	$104,964

	Mpower Holding	Mpower Holding	Mpower Holding
STATEMENT OF OPERATIONS (amounts in $ thousands, except share and per share amounts)	Three Months Ended	Three Months Ended	Three Months Ended
	March 31, 2005	December 31, 2004	March 31, 2004
Operating Revenues:
Core Customer	$44,056	$34,932	$32,770
Switched Access	3,670	2,836	4,383
Total Operating Revenues	47,726	37,768	37,153

Operating Expenses:
Cost of Operating Revenues (exclusive of depreciation and
amortization shown separately below. See Note 1.)	21,835	17,144	16,388
Selling, General and Administrative (exclusive of depreciation and
amortization shown separately below. See Note 2.)	22,730	19,567	17,588
Gain on Sale of Assets, net	(9)	(20)	(198)
Depreciation and Amortization	5,601	3,878	3,901
Total Operating Expenses	50,157	40,569	37,679

Loss from Operations	(2,431)	(2,801)	(526)

Other Income (Expense):
Other Income	7,292	147	-
Loss on sale of investments, net	-	(11)	-
Interest Income	183	161	88
Interest Expense	(1,167)	(54)	(66)
Income (Loss) from Continuing Operations	3,877	(2,558)	(504)

(Loss) Income from Discontinued Operations	(32)	166	241
Net Income (Loss)	$3,845	($2,392)	($263)

Basic and Diluted Income (Loss) per Common Share:
Income (Loss) from Continuing Operations	$0.04	($0.03)	($0.01)
Loss (Income) from Discontinued Operations	$0.00	$0.00	$0.01
Net Income (Loss)	$0.04	($0.03)	$0.00

Basic Weighted Average Common Shares Outstanding	91,331,930	78,536,629	78,321,851
Diluted Weighted Average Common Shares Outstanding	102,111,366	78,536,629	78,321,851

Adjusted Gross Margin	$25,891	$20,624	$20,765
Adjusted Gross Margin (% of Revenue)	54.2%	54.6%	55.9%

Adjusted EBITDA	$4,172	$1,521	$3,216
Adjusted EBITDA (% of Revenue)	8.7%	4.0%	8.7%

RECONCILIATION TO GAAP (amounts in $ thousands)	March 31, 2005	December 31, 2004	March 31, 2004
Adjusted Gross Margin	$25,891	$20,624	$20,765
Depreciation and Amortization (allocated to Cost of Operating Revenues. See
Note 1.)	(3,512)	(2,080)	(1,939)
Gross Margin (GAAP)	$22,379	$18,544	$18,826

RECONCILIATION TO GAAP (amounts in $ thousands)	March 31, 2005	December 31, 2004	March 31, 2004
Adjusted EBITDA	$4,172	$1,521	$3,216
Agent Selling Expense - Warrants (See Note 3)	(122)	(13)	-
Stock-Based Compensation (See Note 3)	-	-	(39)
Incremental Transition Expense (See Note 3)	(889)	(451)	-
Gain on Sale of Assets, net	9	20	198
Depreciation and Amortization	(5,601)	(3,878)	(3,901)
Loss from Operations	(2,431)	(2,801)	(526)
Other Income	7,292	147	-
Loss on sale of investments, net	-	(11)	-
Interest Income	183	161	88
Interest Expense	(1,167)	(54)	(66)
Income (Loss) from Continuing Operations	3,877	(2,558)	(504)
(Loss) Income from Discontinued Operations	(32)	166	241
Net Income (Loss) (GAAP)	$3,845	($2,392)	($263)

Note 1: Cost of operating revenues is exclusive of depreciation and amortization of $3,512, $2,080 and, $1,939 for the three months ended March 31, 2005, December 31, 2004, and March 31, 2004.

Note 2: Selling, general and administrative expense is exclusive of depreciation and amortization of $2,089, $1,798, and $1,962 for the three months ended March 31, 2005, December 31, 2004, and March 31, 2004.

Note 3: Selling, general and administrative expense includes costs for Agents Selling Expense - Warrants, Stock-Based Compensation, and Incremental Transition Expenses related to the ICG acquisition, however these costs are excluded from our EBITDA calculation. These expenses total $1,011, $464, and $39 for the months ended March 31, 2005, December 31, 2004, and March 31, 2004.

	2005	2006
GUIDANCE (amounts in $ thousands)	Low - High		Low - High
Operating Revenue	$200,000 - 208,000		$220,000 - 230,000

Adjusted EBITDA	$18,000 - 21,000		$35,000 - 39,000
Agent Selling Expense - Warrants	$(200)	$	(200)
Stock-Based Compensation Expense	$(200)		$(200)
Incremental Transition Expenses	$(1,000)		$0
Gain on Sale of Assets, net	$300		$300
Depreciation and Amortization	$(22,600) - (22,700)		$(24,500)
(Loss) Income from Operations	$(5,700) - (2,800)		$10,400 - 14,400
Other Income	$7,300		$0
Interest Income	$400		$500
Interest Expense	$(3,600) - (3,500)		$(3,600) - (3,500)
(Loss) Income from Continuing Operations	$(1,600) - 1,400		$7,300 - 11,400
Loss from Discontinued Operations	$(300)		$(300)
Net (Loss) Income (GAAP) (A)	$(1,900) - 1,100		$7,000 - 11,100

Total CAPEX	$17,000 - 21,000		$11,000 - 13,000

(A)  Depreciation and amortization, interest expense, incremental transition expenses, and possibly certain other items that reconcile Adjusted EBITDA to the GAAP measurement Net Income (Loss) are subject to change based on future purchase accounting adjustments related to the ICG acquisition. The final amounts may differ materially, or be classified differently, from forecasted amounts used in guidance.